Exhibit 3.21

CERTIFICATE OF CONVERSION

OF

THE GETPAID CORPORATION

TO

THE GETPAID LLC

Pursuant to Title 8, Section 266 of the General Corporation Law of the State of Delaware and Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, The GetPAID Corporation, a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into The GetPAID LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on July 9, 2003.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is The GetPAID Corporation. The name under which the Corporation was originally incorporated is The GetPAID Corporation.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is The GetPAID LLC.

4.	This conversion has been duly approved by the Board of Directors and sole stockholder of the Corporation in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

5.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 PM EDT on 24, 2005.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this day of October, 2005.

/S/ Michael J. Ruane
Michael J. Ruane, Authorized Person

CERTIFICATE OF FORMATION

OF

THE GETPAID LLC

This Certificate of Formation of The GetPAID LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

     The GetPAID LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 PM. (EDT) on October 24, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th day of October, 2005.

/S/ Michael J. Ruane
Michael J. Ruane, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:52 PM 12/22/2006 FILED 02:10 PM 12:22/2006 SRV 061181193 - 3660858 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: The GetPAID LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the company shall be changed to: SunGard AvantGard Receivables LLC

This amendment shall be effective on December 31, 2006 at 11:59 P.M.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21st day of December, A.D. 2006.

By:
Authorized Person(s)
Name:	Michael J. Ruane, Manager
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